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                                                                   EXHIBIT 10.37

                                  PICK SYSTEMS
                             SECURED PROMISSORY NOTE
                              Due December 31, 2000

                                                              Irvine, California
$500,000.00                                                   August 2, 2000

     PICK SYSTEMS, a California corporation (the "Company"), for value received, as described in the Asset Purchase Agreement attached hereto as Exhibit A, hereby promises to pay to GENERAL AUTOMATION or order, the principal amount of Five Hundred Thousand Dollars and no cents ($500,000.00) on December 31, 2000, with no interest. Payments of principal on this Note shall be made in lawful money of the United States of America at c/o General Automation, Inc. 17731 Mitchell North, Irvine, California 92614, or at such other place as the holder of this Note shall have designated by written notice to the Company as provided in Section 8 hereof.

     This Note is transferable by endorsement and delivery. This Note may be prepaid, in whole or in part, at any time without payment of premium or penalty.

     In case an Event of Default, as defined below, shall occur and be continuing, the unpaid balance of the principal of this Note may be declared and become due and payable in the manner and with the effect provided below.

1. EVENT OF DEFAULT

   1.1 An "Event of Default" shall occur if:

             (a) the Company fails to comply with any of its agreements contained in this Note, including without limitation, default in the payment of the principal on this Note and such failure or default is not cured within thirty (30) days after notice is given to the Company;

             (b) [Reserved]

             (c) the Company pursuant to or within the meaning of any Bankruptcy Law;

                 (i) commences a voluntary case;

                 (ii) acquiesces to the commencement of an involuntary case or has commenced against it an involuntary case, which is not dismissed within 30 days;

                 (iii) to the appointment of a Custodian of it or for all or substantially all of its property; or

                 (iv) makes a general assignment for the benefit of its creditors; or


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             (d) a court; of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (i) is for relief against the Company in an involuntary case;

                 (ii) appoints a Custodian of the Company or for all or substantially all of its properties; or

                 (iii) orders the liquidation of the Company; and in each case the order or decree remains unstayed and in effect for sixty (60) days.

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

     1.2 Acceleration. If an Event of Default occurs and is continuing, the holder of this Note, by an instrument in writing delivered to the Company may declare the principal on such Note to be due and payable immediately. Upon such declaration, such principal shall be due and payable immediately. A holder of this Note, by an instrument in writing delivered to the Company may, at any time, direct the Company to rescind an acceleration and its consequences.

     1.3 Cost of Collection. If default is made in the payment of this Note, the Company shall pay the holder of this Note the costs of collection, including reasonable attorneys' fees.

     1.4 Other Remedies. If an Event of Default occurs and is continuing, the holder of this Note may pursue any available remedy by proceeding at law or in equity to collect the payment of principal on this Note or to enforce the performance of any provision of this Note.

     1.5 Waiver of Past Defaults. The holder of this Note representing not less than sixty percent (60%) of the aggregate outstanding principal amount of this Note may waive an existing default or Event of Default and its consequences. When a default or Event of Default is waived, it is cured and stops continuing.

2. SECURITY INTERESTS. Any unpaid amounts due and payable on this Note shall be secured by those accounts receivable of General Automation, acquired by the Company ("Accounts Receivable"), as described in Section 1(a)(vii) and Schedule 1(a)(vii) of the Asset Purchase Agreement between General Automation and the Company, executed on August 2, 2000 and attached hereto as Exhibit A. These security interests and all UCC statements filed with regard to these security interests shall immediately terminate and be fully extinguished upon full payment to the holder, of $500.000.00, the principal sum due and payable on this Note, plus costs of collection, if applicable.

3. REDUCTION OF BALANCE DUE. Commencing on August 1, 2000, and continuing until this Note is paid in full, the principal balance due on this Note shall be reduced by an amount equivalent to the amount of all Accounts Receivable collected by General Automation and not paid to the Company ("Reduction"). Any Accounts Receivable payments received by the Company prior to full payment of the Note shall be remitted to General Automation and credited toward payment of the principal balance of the Note. During the effective period of this Note, and on a weekly basis, the Chief Financial Officers of General Automation and the Company (the "Financial Officers") shall review relevant and applicable financial reports and statements and mutually agree on the amount of each weekly Reduction in writing, signed by the Financial Officers.


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4. RESTRICTIONS ON DISPOSITION. This Note shall not be transferable, except to
Comerica Bank.

5. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, sale of property or assets or any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the terms or provisions hereof to be observed or performed hereunder by the Company, but will at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions set forth in this Note and in the taking of all other action which may be necessary in order to protect the rights of the holder hereof against dilution or other impairment.

6. NOTICES OF RECORD DATE, ETC. Nothing contained in this Note shall be construed as conferring upon the holder hereof any voting rights or other rights of a stockholder of the Company.

7. REMEDIES. The Company stipulates that the remedies at law of the holder of this Note in the event of any default by the Company in the performance of or compliance with any of the terms or conditions hereof are not and will not be adequate, and that this Note may be specifically enforced.

8. NOTICES. Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by registered U.S. mail, return receipt requested, by Fedex or by fax, to the following addresses:

                           If to General Automation, Inc.:
                           17731 Mitchell North
                           Irvine, California 92614
                           Attention:  Ms. Jane Christie, President
                           Fax:  949-752-6772

                           With a copy to:
                           Higham, McConnell & Dunning, LLP
                           28202 Cabot Road
                           Suite 450
                           Laguna Nigel, California 92677
                           Fax:  949-365522

                           If to PickAX, Inc.:
                           1691 Browning
                           Irvine, California 92606
                           Fax:  949-261-0352
                           Attention:  Gil Figueroa, President

                           With a copy to:

                           Greenberg Traurig
                           1200 17th Street
                           Suite 880
                           Denver, Colorado 80202
                           Fax:  303-572-6540
                           Attention:  Alan Simon, Esq.

Any notice so sent shall be effective when received. Both the holder of this Note and the Company may change the address for notices by giving written notice to the other as herein provided.


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9. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant, or agreement of the Company in this Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, as such, past, present, or future, of the Company, any of its subsidiaries, either directly or through the Company, any of its subsidiaries, whether by virtue of any constitution, statute, or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof, and as part of the consideration for the issue hereof, expressly waived and released.

10. AMENDMENT PROVISION. The term "Note" shall mean this instrument as originally executed or if later amended or supplemented, then, as so amended or supplemented.

11. GOVERNING LAW. This Note has been negotiated and executed in, and shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to its conflict of laws rules.


                                  PICK SYSTEMS


                                  /s/ Gil Figueroa
                                      ------------
                                      Gil Figueroa
                                      President


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